CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement on Form S-1 of our report dated November 2, 2006 except as to Note 14b which is at December 28, 2006, relating to the financial statements of MobiVentures Inc. (formerly MobileMail (US) Inc.) and to the reference to our firm under the caption "Experts" in such Amendment No. 2 to Registration Statement on Form S-1.

Vancouver, BC	STALEY, OKADA & PARTNERS
July 28, 2008	CHARTERED ACCOUNTANTS